Exhibit 10.5

Dated the 30th day of December 2009

(1) GREAT EAST BOTTLES AND DRINKS (BVI) INC.
(the “Seller”)

and

(2) Top Sharp Investments Limited
(the “Purchaser”)

and

(3) BEST KEY INVESTMENT LIMITED
(the “Company”)

___________________________________

AGREEMENT

for the sale and purchase of
the entire issued share capital of

BEST KEY INVESTMENT LIMITED
___________________________________

TABLE OF CONTENTS

Clause		Page
	AGREEMENT	1
1	DEFINITIONS AND INTERPRETATION	2
2	SALE AND PURCHASE OF THE SALE SHARE	4
3	CONSIDERATION	3
4	COMPLETION	3
5	REPRESENTATIONS, warranties AND UNDERTAKINGS	4
6	CONFIDENTIALITY	4
7	SEVERABILITY	4
8	TIME	4
9	ASSIGNMENT	4
10	COSTS AND EXPENSES	4
11	STAMP DUTY	5
12	COUNTERPART	5
13	ENTIRE AGREEMENT	5
14	FURTHER ASSURANCE	5
15	NO WAIVER	5
16	NOTICE	6
17	GOVERNING LAW AND JURISDICTION	6
SCHEDULE		7
Information relating to the company		7
EXECUTION PAGE		8

THIS AGREEMENT is dated 30th December 2009

BETWEEN :-

1.
GREAT EAST BOTTLES AND DRINKS (BVI) INC., a company incorporated in the British Virgin Islands whose registered office is situate at P.O. Box 3140, Road Town, Tortola, British Virgin Islands  (the “Seller”); and

2.
BEST KEY INVESTMENT LIMITED (Company No.1137676), a company incorporated with limited liability under the Companies Ordinance, (Cap.32), Laws of Hong Kong having its registered office situated at 203 Hankow Centre, 5-15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong (the “Company”); and

3.
TOP SHARP INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS :-

(A)
Best Key Investment Limited is a private company limited by shares incorporated under the Companies Ordinance (Cap.32), Laws of Hong Kong (the "Company") with an authorized share capital of HK$10,000.00 divided into 10,000 ordinary shares of HK$1.00 each, of which one share has been issued and fully paid up (the "Sale Share").  The Seller is the beneficial owner of the entire issued share capital of the Company.

(B)	The Seller has agreed to sell and the Purchaser has agreed to purchase the Sale Share, on and subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals and the Schedule), unless otherwise expressed or required by the context, the following expressions shall have the respective meanings set opposite thereto:-

Expression	Meaning

“Business Day”	any day, other than Saturday, on which banks are open for normal banking business in Hong Kong;

“Company”	Best Key Investment Limited, a private company limited by shares incorporated under the Companies Ordinance (Cap.32), Laws of Hong Kong, information in respect of which is set out in Schedule;

“Completion”	completion of the sale and purchase of the Sale Share pursuant to Clause 6;

“Completion Date”	the date on which Completion takes place in accordance with Clause 6;

“Consideration”	the total consideration for the purchase of the Sale Share being Hong Kong Dollars one (HK$1);

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Parties”	the parties to this Agreement;

“Sale Share”	1 ordinary share of HK$1.00 each representing the entire issued share capital of the Company beneficially owned by the Seller;

“Shares”	ordinary shares of HK$1.00 each in the capital of the Company;

“HK$" or “HK dollars”	Hong Kong Dollars.

1.2	The headings contained in this Agreement and the Schedule are for ease of reference only and shall not affect the construction of this Agreement or any part thereof.

1.3	Reference to Recitals, Clauses and Schedule, are references to recitals, clauses and schedule of or to this Agreement which shall form part of this Agreement.

1.4	Unless the context otherwise requires:

(a)	words and expressions importing the singular include the plural and vice versa;

(b)	words and expressions importing natural persons include corporations and un-incorporated associations and vice versa; and

(c)	words and expressions importing the masculine gender shall include the feminine and neuter gender and vice versa.

2.	SALE AND PURCHASE OF THE SALE SHARE

2.1
Subject to the terms and conditions contained in this Agreement, the Seller shall sell as beneficial owner and the Purchaser shall purchase (or procure its nominee(s) to purchase) the Sale Share free from all liens, charges, incumbrances, pre-emption rights, equities and other third party rights whatsoever and together with all rights attaching to the Sale Share as at the date of Completion or subsequently becoming attached to the Sale Share.

2.2           The Parties hereto acknowledge and agree that the title to, and any risk attaching to, the Sale Share shall pass to the Purchaser on Completion.

2.3
The Seller hereby wives and agrees to procure the waiver of any restrictions on transfer of the Sale Share (including but not limited to the pre-emption rights) which may exist in relation thereto, whether under the Articles of Association of the Company or otherwise.

3.	CONSIDERATION

The total consideration for the sale and purchase of the Sale Share shall be HK$ 1 (Hong Kong Dollar one).

4.	COMPLETION

4.1	Completion of this Agreement shall take place on or before 31 December 2009 (the “Completion Date”).

4.2	At Completion, the Seller shall deliver or cause to be delivered the following documents:

(a)
duly executed instruments of transfer and bought and sold notes in respect of the Sale Share in favour of the Purchaser (or such person(s) as may be nominated by the Purchaser) accompanied by the relevant original certificates for the Sale Share;

(b)	a cheque for an amount equal to the Seller's half share of stamp duty drawn in favour of “The Government of the Hong Kong Special Administrative Region” in respect of the transfer of the Sale Share;

(c)
all the statutory and other books and records (including financial records) duly written up to date and certificate of incorporation, current business registration certificate, common seal., company chop, share certificate book and any other papers and documents of the Company;

(d)	certified true copies of the board minutes of the Company approving the transfer of the Sale Share.

4.3
On Completion, the Seller hereby unconditionally releases the Company from all manners of actions, causes of actions, suits, demands, debts, accounts, covenants, contracts, damages and any and all other claims whatsoever which the Seller or his successors or assigns ever had now has or may in the future have against the Company.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

The Seller hereby represents, warrants and undertakes to the Purchaser that the Seller is the beneficial owner of the Sale Share free and clear of any lien, charge or encumbrance whatsoever and the Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the Sale Share and all the Sale Share is fully paid; and there are no options or other agreements outstanding which call for the issue of, sale of or accord to any person, corporation, or other entity the right to call for the issue or transfer of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Share.

6.	CONFIDENTIALITY

Other than such disclosure as may be required by applicable law and regulations under any competent authorities, none of the Parties shall make, and the Parties shall procure that the Company will not make, any announcement or release or disclose any information concerning this Agreement or the transaction herein referred to or disclose the identity of the other Party (save disclosure to their respective professional advisers under a duty of confidentiality or where required by applicable law or regulations or order or judgment of any court) without the prior written consent of the other Party.

7.	SEVERABILITY

If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

8.	TIME

Time shall be of the essence of this Agreement.

9.           ASSIGNMENT

This Agreement shall be binding on and shall ensure for the benefit of the successors and assignees of the Parties.  None of the Parties shall be entitled to assign or purport to assign any of its rights or obligations under this Agreement.

10.	COSTS AND EXPENSES

Each of the Purchaser and Seller shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation, execution and completion of this Agreement.

11.	STAMP DUTY

The stamp duty payable in respect of transfer of the Sale Share shall be borne by the Parties in equal share and the Seller shall deliver a cheque in a sum equal to his share of stamp duty to the Purchaser’s Solicitors in accordance with Clause 6.2(b) of this Agreement.  The Seller hereby undertakes to pay forthwith to the Purchaser half of any additional stamp duty which may be imposed by the Hong Kong Stamp Office in respect of such transfer of Sale Share.

12.	COUNTERPART

This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together individually or otherwise executed by all Parties will constitute one and the same document.

13.	ENTIRE AGREEMENT

This Agreement constitutes the whole agreement between the Parties regarding the subject matter of this Agreement and supersedes any prior agreements, understandings or arrangements between them, whether oral or in writing, and no representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to the execution of this Agreement.

14.	FURTHER ASSURANCE

Each Party undertakes to the other that each of them shall do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

15.	NO WAIVER

No failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by the Purchaser of any breach by the Seller of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

16.	NOTICE

Each notice, demand or other communication given or made hereunder shall be in writing and delivered or sent to the relevant addressee at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the others below):

To the Seller                      :   •
•
Fax Number: •

To the Purchaser:                 •
•
Fax Number: •
Attention:     •

To the Company:                 •
•
Fax Number: •
Attention:     •

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched.

17.	GOVERNING LAW AND JURISDICTION

17.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

17.2
The submission to the jurisdiction of the Hong Kong Courts shall not limit or restrict the right of any Party to take proceedings in the courts of any other country having, claiming or accepting jurisdiction over the other Party, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

IN WITNESS whereof the Parties hereto have executed this Agreement on the day and year first above written.

SCHEDULE

Information relating to the Company

1.	Name	:	BEST KEY INVESTMENT LIMITED
2.	Company No.	:	1137676
3.	Registered Office	:	203 HANKOW CENTRE, 5-15 HANKOW ROAD, TSIM SHA TSUI, KOWLOON
4.	Date of Incorporation	:	1 June 2007
	Place of Incorporation	:	Hong Kong
5.	Director	:	CHEUNG CHUNG YUEN HING
6.	Secretary	:	CHEUNG CHING MUI
7.	Share Capital	:	Authorized
		:	HK$10,000.00 divided into 10,000 shares of HK$1.00 each
		:	Issued
		:	1 share of HK$1.00 each
8.	Shareholding structure:

Name of shareholder	No. of share held
GREAT EAST BOTTLES AND DRINKS (BVI) INC	1

Total:	1

EXECUTION PAGE

The Seller

SIGNED by                                                               )
                                                                                   )
director(s) for and on behalf of                             )
GREAT EAST BOTTLES AND DRINKS          )
(BVI) INC. in the presence of :-                            )

The Purchaser

SIGNED by                                                               )
                                                                                   )
director(s) for and on behalf of                             )
TOP SHARP INVESTMENTS LIMITED             )
in the presence of :-                                                 )

The Company

SIGNED by                                                               )
                                                                                   )
director(s) for and on behalf of                             )
BEST KEY INVESTMENT LIMITED                  )
in the presence of :-                                                )
                                                                                   )